Exhibit 10.1

Execution Version

Confidential

Debt Reduction Agreement

This Agreement dated 31 January 2025, is made and entered into by and between Marpai, Inc., a New York corporation (the “Purchaser”) and AXA S.A., a French société anonyme (the “Debt Seller”). The Purchaser and the Debt Seller are referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)	The Debt Seller, the Purchaser, X.L. America, Inc. and Seaview Re Holdings Inc. entered into a purchase agreement dated 4 August 2022 with respect to the sale of membership units of Maestro Health, LLC (the “Original Agreement”). Pursuant to the terms of the Original Agreement, the Debt Seller irrevocably transferred and assigned to the Purchaser all of the Debt Seller’s rights and obligations with respect to receiving payments with a principal amount of $59,900,000 under the Term Loan Agreement dated 11 May 2022 between the Debt Seller and Maestro Health, LLC (the “AXA Note”).

(B)	The Debt Seller and the Purchaser entered into Amendment No. 1 to the Purchase Agreement on 7 February 2024 (the “Amendment Agreement” and, together with the Original Agreement, the “Purchase Agreement”) pursuant to which, inter alia, it was agreed to reduce the Initial Base Amount and Full Base Amount (each as defined in the Purchase Agreement) subject to the satisfaction of the Reduction Criteria (as defined in the Purchase Agreement) as of 31 December 2024.

(C)	Pursuant to paragraph 1(f) of the Amendment Agreement, the Debt Seller and the Purchaser intend to enter into this Agreement to confirm the reduction of the Initial Base Amount and the Full Base Amount in accordance with the terms described in this Agreement.

NOW THEREFORE in consideration of the following, and of the terms and conditions set forth herein, the Parties hereby agree as follows:

1.	Definitions

Capitalised terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.	Reduction Terms

2.1.	As contemplated by the definition of “Reduction Criteria” set forth in paragraph 1(f) of the Amendment Agreement, the Parties hereby confirm that such Reduction Criteria have been satisfied as of 31 December 2024, i.e.: (i) the Purchaser’s largest shareholder having contributed at least $3,000,000 in additional capital to the Purchaser, (ii) the Purchaser being (and, since the date of the Amendment Agreement, having been at all times) listed on the Nasdaq Stock Market LLC or any other nationally-recognised stock exchange, and (iii) between 29 February 2024 and 15 April 2024, the Purchaser having made each of the Monthly Payments to the Debt Seller pursuant to Section 2.4(b)(ii)(A) of the Purchase Agreement.

2.2.	Based on, and in reliance upon, the confirmation in Section 2.1 above, the Parties confirm that the Initial Base Amount and the Full Base Amount are hereby reduced, effective as of 31 December 2024, as follows in accordance with the Amendment Agreement:

(a)	the Initial Base Amount is hereby reduced to $16,698,962; and

(b)	the Full Base Amount is hereby reduced to $22,300,000.

2.3.	For the avoidance of doubt, the accumulated annual amounts payable by the Purchaser to the Debt Seller pursuant to Section 2.4(b)(ii)(A) of the Purchase Agreement are hereby modified, effective as of 31 December 2024, in accordance with Annex A of the Amendment Agreement, as follows:

Date	Minimum Aggregate Annual Payments
2024	$2,294,751
2025	$5,300,000
2026	$13,300,000
2027	$22,300,000

3.	Miscellaneous Provisions

3.1.	Except as expressly provided in Section 2 above, the terms of the Purchase Agreement remain in full force and effect, without any amendment or waiver of any sort.

3.2.	This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules.

3.3.	This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

3.4.	This Agreement may be amended, modified or supplemented at any time only by written agreement signed by the each of the Parties hereto. No assignment or transfer by any Party of such Party’s rights and/or obligations hereunder shall be made except with the prior written consent of the other Party.

3.5.	This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

3.6.	Sections 10.1 (Notices), 10.4 (Submission to Jurisdiction), 10.5 (Waiver of Jury Trial), 10.6 (Severability), 10.15 (Specific Performance) and 10.16 (Non-Recourse) of the Original Agreement shall apply to this Agreement and be deemed to be incorporated herein mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

AXA S.A.

By:	/s/ Jean-Damien Létoquart
	Name:	Jean-Damien Létoquart
	Title:	Head of Group Corporate Finance and Treasury

MARPAI, INC.

By:	/s/ Steve Johnson
	Name:	Steve Johnson
	Title:	Chief Financial Officer

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